THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT THEN REQUIRED.

                              UNDERWRITER'S WARRANT

                              Dated: June 10, 1996

W-001

               THIS CERTIFIES THAT DUKE & CO., INC. (the "Holder") is entitled to purchase from PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Company"), 100,000 shares of Common Stock, $.045 per value per share at a price of $6.00 per share and/or 140,000 Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") at a price of $.12 per Redeemable Warrant, subject to adjustment as provided in paragraph 8 hereof, at any time during the 48 month period commencing May 31, 1997. Each Redeemable Warrant entitles the holder thereof to purchase one share of Common Stock at $6.00 per share for a period of five years, commencing 18 months from the date of this Underwriter's Warrant. This Underwriter's Warrant (the "Underwriter's Warrant") is issued pursuant to an Underwriting Agreement dated May 31, 1996, between the Company and Duke & Co., Inc. (the "Underwriter"), in connection with a public offering, through the Underwriter, of 1,000,000 shares of Common stock and 1,400,000 Redeemable Warrants as therein described (and up to an additional 150,000 shares and/or 210,000 Redeemable Warrants covered by an over-allotment option granted by the Company to the Underwriter, hereinafter referred to together with the 1,000,000 shares and 1,400,000 Redeemable Warrants, as the "Public Securities") and in consideration of $10.00 received by the Company for the Underwriter's Warrant. Except as specifically otherwise provided herein, the shares of Common Stock and Redeemable Warrants issuable pursuant to the Underwriter's Warrant shall have the same terms and conditions as the Common Stock and the Redeemable Warrants, respectively, as described under the caption "Description of Securities" in the Company's Registration Statement on Form SB-2, File No. 33-91426 (the "Registration Statement"), except that the Holder shall have registration rights under the Securities Act of 1933 (the "Act"), for the Underwriter's Warrant, the Common Stock and Redeemable Warrants and the Common Stock purchasable upon exercise of the Redeemable Warrants, as more fully described in paragraph 6 herein. The 100,000 shares of Common Stock and 140,000 Redeemable Warrants issuable upon exercise of this Underwriter's Warrant shall be collectively referred to as the "Underwriter's Securities."

               1. The rights represented by this Underwriter's Warrant shall be exercised at the price, subject to adjustment in accordance with paragraph 8 hereof, and during the periods as follows:


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                      (a)    During the period  from the date  hereof to May 31,
                             1997 (the "Initial Period"), the Holder shall have no right to purchase any Underwriter's Securities hereunder, except that in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety during the Initial Period, the Holder shall have the right to exercise the Underwriter's Warrant at such time and into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock and Redeemable Warrants into which the Underwriter's Warrant might have been exercisable immediately prior thereto.

                      (b) Between May 31, 1997 and May 30, 2001 (the "Expiration Date"), the Holder shall have the option to purchase Common Stock hereunder at a price of $6.00 per Share and Redeemable Warrants at $.12 per Redeemable Warrant (120% of the initial public offering price), subject to adjustment as provided in paragraph 8 hereof.

                      (c) After the Expiration Date, the Holder shall have no right to purchase any Underwriter's Securities hereunder.

               2. The rights represented by this Underwriter's Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Underwriter's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. The Underwriter's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Underwriter's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Redeemable Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Redeemable Warrants at that time and date. Certificates representing the Common Stock and Redeemable Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten
(10) days, after the rights represented by this Underwriter's Warrant shall have been so exercised.

               3. The Underwriter's Warrant shall not be transferred, sold, assigned, or hypothecated during the Initial Period except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer or partner of the Holder or to any co-underwriter or member of the selling group and their officers or partners during such period. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Underwriter's Warrant for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Underwriter's Warrant of like tenor and representing in the aggregate rights to purchase the same number of shares of Common Stock and Redeemable Warrants as are purchasable hereunder.

               4. The  Company  covenants  and agrees  that all shares of Common
Stock which may be purchased hereunder or upon exercise of the Redeemable Warrants will, upon issuance against payment of the purchase price therefor, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Underwriter's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Underwriter's Warrant and the Redeemable Warrants.

               5. The Underwriter's Warrant shall not entitle the Holder to any voting rights or other rights as stockholders of the Company.

               6. (a)(i) The Company shall advise the Holder or its transferees, whether the Holder holds the Underwriter's Warrant or has exercised the Underwriter's Warrant and holds shares of Common Stock and/or Redeemable Warrants by written notice at least two weeks prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-3, S-4 or S-8 or other inappropriate form, and will, for a period of four years commencing one year from the Effective Date, upon the request of the Holder, which request shall be made within 10 days of the receipt of the Company's notice, and subject to subparagraph (a)(ii) of this paragraph 6, include in one such post-effective amendment to the Registration Statement or in one new registration statement such information as may be required to permit a public offering of the Underwriter's Warrant, the Common Stock issuable upon the exercise thereof, the Redeemable Warrants issuable upon exercise of the Underwriter's Warrant and the Common Stock issuable upon exercise of the Redeemable Warrants which are issuable upon exercise of the Underwriter's Warrant (collectively, the "Registrable Securities"). Notwithstanding anything to the contrary contained herein, a security is not a Registrable Security for purposes of this Agreement if (i) such security has been effectively registered and disposed of and (ii) registration is no longer required for the immediate public distribution of

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



all or any portion of the Registrable Securities. The Company shall supply prospectuses and such other document as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its reasonable best efforts to register and qualify any of the Registrable Securities for sale in such states as the Holder reasonably designates and do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities, except that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction, all at no expense to the Holder, except for the expenses of Holder's counsel or any commissions or underwriting discounts relating to the disposition of the Registrable Securities, and furnish indemnification in the manner provided in paragraph 7 hereof. The Holder shall furnish information and indemnification as set forth in paragraph 7.

                             (ii) If the registration of which the Company gives
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to subparagraph (a)(i) of this paragraph 6. If the managing underwriter determines that a limitation of the number of shares to be underwritten is required, the underwriter may exclude some or all Registrable Securities from such registration (the "Excluded Registrable Securities"); provided, however, that any other securityholder may only include the same pro-rata portion of any such securities in such Registration Statement.

                      (b) If any 50% Holder (as defined below) shall give written notice to the Company at any time to the effect that such Holder desires to register under the Act any or all of the Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, unless delayed by failure of Holder to promptly furnish requested information, then the Company will promptly, but no later than four weeks after receipt of such written notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order) within 90 days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% Holder may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act on one occasion during the three-year period beginning one year from the Effective Date. The 50% Holder may, at its option, request the registration of the Registrable Securities in a registration statement made by the Company as contemplated by subparagraph (a) of this paragraph 6 or in connection with a request made pursuant to this subparagraph
(b) of paragraph 6 prior to acquisition of the shares of Common Stock and Redeemable Warrants issuable upon exercise of the Underwriter's Warrant. The 50% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to

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



the Underwriter's Warrant, or separately as to the Common Stock and Redeemable Warrants issuable upon the exercise of the Underwriter's Warrant, and such registration rights may be exercised by the 50% Holder prior to or subsequent to the exercise of the Underwriter's Warrant, except that such Holder shall have no right to demand registration of the Registrable Securities if the Company's counsel and the Holder's counsel mutually agreed that such securities may be sold without registration under the Act. Within ten days after receiving any such notice pursuant to this subparagraph (b) of paragraph 6, the Company shall give notice to any other Holder of the Underwriter's Warrant, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying that part of the Underwriter's Warrant held by the other Holder, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holder) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the first post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. All costs and expenses of the second such post-effective amendment or new registration statement shall be borne by the Holder(s). The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof or until all of the Registrable Securities have been sold or registration is no longer required. The Company shall provide prospectuses, and such other documents as the Holder(s) may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its reasonable best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder(s) designate, except that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction, and furnish indemnification in the manner provided in paragraph 7 hereof. Notwithstanding anything to the contrary contained herein, the Company would not be required to file a registration statement if audited financial statements other than those normally required to be produced would be necessary unless the Holder(s) agree to pay any reasonable costs of any such special audit. In the event that securities of any affiliate of the Company are included in such registration statement the costs of the special audit will be pro-rated.

                      (c) The term "50% Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50% of the Underwriter's Warrant and/or the Common Stock underlying the Underwriter's Warrant and the Redeemable Warrants and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners as well as the number of shares then issuable upon exercise of the Underwriter's Warrant and the Redeemable Warrants.

                      (d) If at any time prior to the effectiveness of the registration statement filed in connection with an offering pursuant to this paragraph 6 the 50% Holder shall determine not to proceed with the registration, upon notice to the Company and the payment to the

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



Company by the 50% Holder of the Company's expenses, if any, theretofore incurred in connection with the registration statement, the 50% Holder may terminate its participation in the offering, and the registration statement previously filed shall not be counted against the number of demand registrations permitted under this paragraph 6. The 50% Holder need not pay to the Company its expenses incurred in connection with the registration statement, however, if such 50% Holder shall have reasonably determined not to proceed because of material adverse developments on the part of the Company of which such 50% Holder obtained knowledge subsequent to the giving to the Company of the written request to register Registrable Securities pursuant to this paragraph 6. The 50% Holder agrees that if its Registrable Securities are included in a registration statement with respect to an underwritten offering that the 50% Holder will enter into an underwriting agreement with such managing underwriter.

                      (e) Notwithstanding the foregoing, if the Company shall furnish to such 50% Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future containing the disclosure of material information required to be included therein by reason of the federal securities laws, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period during which such disclosure would be seriously detrimental, provided that this period will not exceed 60 days and provided further, that the Company shall not defer its obligation in this matter more than once in any 12 month period.

               7. (a) Whenever pursuant to paragraph 6 a registration statement relating to the Underwriter's Warrant or any Common Stock issued or issuable upon the exercise of the Underwriter's Warrant or the Redeemable Warrants, or any Redeemable Warrants is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance

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upon and in conformity with written  information  furnished by such Distributing
Holder or any other Distributing Holder for use in the preparation thereof.

                      (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arises out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                      (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

                      (d) In case any such action is brought against any indemnified party, and it notified an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities and provided that no such settlement shall be made without the prior written consent of the indemnifying party.

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               8. The  Exercise  Price in effect at any time and the  number and kind of securities purchasable upon the exercise of each Underwriter's Warrant shall be subject to adjustment from time to time upon the happening of certain events hereinafter described; provided, however, that no adjustment shall be required in respect of the Redeemable Warrants.

                      (a) In case the Company shall, (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Underwriter's Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Underwriter's Warrant exercised after such date shall be entitled to receive the aggregate number and kind of securities which, if this Underwriter's Warrant had been exercised by such Holder immediately prior to such date, they would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $6.00 per Share [120% of the initial public offering price of the Public Shares] and the number of Shares purchasable upon exercise of this Warrant was 100,000, the adjusted Exercise Price immediately after such event would be $3.00 per Share and the adjusted number of Units purchasable upon exercise of this Warrant would be 200,000. Such adjustment shall be made successively whenever any event listed above shall occur.

                      (b) In case the Company shall hereafter distribute without consideration to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in subparagraph (a) of this paragraph 8), or subscription rights or warrants, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of Shares issuable upon exercise of the Underwriter's Warrant by the Exercise Price in effect immediately prior thereto, multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current Exercise
Price, less the fair market value (as determined by the Company's Board of Directors) of said assets, or evidence of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by the current Exercise Price. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

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                      (c) Whenever the Exercise  Price  payable upon exercise of the Underwriter's Warrant is adjusted pursuant to subparagraphs (a) or (b) of paragraph 8, the number of shares of Common Stock purchasable upon exercise of this Underwriter's Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of this Underwriter's Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                      (d) No adjustment in the Exercise  Price shall be required
(i) in the event of the sale of the Company's securities in a future bona fide underwritten public offering; or (ii) unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this subparagraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this paragraph 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this
Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Redeemable Warrants issuable upon exercise of the Underwriter's Warrant).

                      (e) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares of Common Stock or other securities purchasable upon exercise of the Underwriter's Warrant to be mailed to the Holder, at the addresses listed on the books of the Company, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                      (f) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this paragraph 8, the Holder of the Underwriter's Warrant thereafter shall become entitled to receive any securities of the Company, other than Common Stock and the Redeemable Warrants, thereafter the number of such other securities so receivable upon exercise of the Underwriter's Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) to (f), inclusive of this paragraph (f).

               9. The Company shall not be required to issue any fractional shares upon the exercise of this Underwriter's Warrant.

               10. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Holders, shall be mailed, delivered or telegraphed and confirmed c/o Duke & Co., Inc., 909 Third Avenue, New York, New York 10022, Attention: President, with a copy to Gersten, Savage, Kaplowitz & Curtin, LLP, 575 Lexington Avenue, New York, New York 10022, Attention: Jay Kaplowitz, Esq., and if to the Company, shall be mailed, delivered or telegraphed and confirmed to Paravant Computer Systems, Inc., 780 South Apollo Blvd., Atrium One, Melbourne, Florida 32901,
Attention: Richard McNeight, with a copy to Zimet, Haines, Friedman & Kaplan, 460 Park Avenue, New York, New York 10022, Attention: James Martin Kaplan, Esq.

               11. In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe.

               12. This Agreement shall be governed by and in accordance with the laws of the State of New York.


               IN WITNESS WHEREOF, PARAVANT COMPUTER SYSTEMS, INC. has caused this Underwriter's Warrant to be signed by its duly authorized officer, and this Underwriter's Warrant to be dated June 10, 1996.


                                            PARAVANT COMPUTER SYSTEMS, INC.


                                            By:   /s/ William R. Craven
                                                  ______________________________
                                                   Name:  William R. Craven
                                                   Title:  Vice President

                                  PURCHASE FORM
                  (To be signed only upon exercise of Warrant)

        The undersigned, the holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Underwriter's Warrant for, and to purchase thereunder, ______________ shares of Common Stock and/or ___ Redeemable Warrants of PARAVANT COMPUTER SYSTEMS, INC., and herewith makes payment of $_____________________ therefor, and requests that the certificates for shares of Common Stock and Redeemable Warrants be issued in the name(s) of, and delivered to _____________________, whose address(es) is
(are):




Dated:__________________________                   _____________________________
                                                   Signature


_________________________________
Signature Guarantee


                                                   _____________________________
                                                   (Print name under  signature)
                                                   (Signature  must  conform  in
                                                   all  respects  to the name of
                                                   holders specified on the face
                                                   of     the      Underwriter's
                                                   Warrant).


                                                   _____________________________
                                                   (Insert  Social  Security  or
                                                   Other Identifying  Number  of
                                                   Holder)

                               FORM OF ASSIGNMENT


             (To be executed by the registered holder if such holder
                 desires to transfer the Underwriter's Warrant)


               FOR VALUE RECEIVED ______________________________________________

hereby sells, assigns and transfers unto _______________________________________

                  (Please print name and address of transferee)




this Underwriter's Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Underwriter's Warrant on the books of PARAVANT COMPUTER SYSTEMS, INC. with full power of substitution.


Dated:______________________________                      ______________________
                                                          Signature



___________________________________
Signature Guarantee

                                                   _____________________________
                                                   (Print name under  signature)
                                                   (Signature  must  conform  in
                                                   all  respects  to the name of
                                                   holder  as  specified  on the
                                                   face  of  the   Underwriter's
                                                   Warrant).



                                                   _____________________________
                                                   (Insert  Social  Security  or
                                                   Other  Identifying  Number of
                                                   Holder)